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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



                                  MAY 27, 2003
                                  ------------
                      (Date of the earliest event reported)



                              CANNON EXPRESS, INC.
                              --------------------
             (Exact name of Registrant as specified in its charter)


          DELAWARE                   1-13917                   71-0650141
          --------                   -------                    ----------
(State or other jurisdiction     (Commission File Number)   (I.R.S. Employer
        of incorporation)                                   Identification No.)

       1457 EAST ROBINSON AVENUE, P.O. BOX 364, SPRINGDALE, ARKANSAS 72765
       -------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (479) 751-9209
                         (Registrant's telephone number,
                              including area code)


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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT
ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE
ITEM 6.           RESIGNATIONS OF REGISTRANT'S DIRECTORS

         On May 27, 2003, Arizona Diversified Equity, LLC, a Nevada limited liability company ("Arizona Diversified Equity"), based in Phoenix, Arizona, acquired 1,934,486 shares (the "Purchased Shares") of common stock of the Company, or all of the outstanding stock ownership interest in Cannon Express, Inc. (the "Company") of Dean G. Cannon and Rose Marie Cannon (the "Cannons"), the former principal shareholders and members of the board of directors of the Company, pursuant to the terms and conditions of a Stock Purchase Agreement (the "Stock Purchase Agreement") by and between Arizona Diversified Equity and the Cannons, dated as of May 21, 2003.

         Arizona Diversified Equity paid the Cannons the sum of $100,000 in cash to acquire the Purchased Shares. The Purchased Shares constitute, and at the closing of the Stock Purchase Agreement, Arizona Diversified Equity became the beneficial owner of, approximately 60% of the issued and outstanding common stock of the Company. As a result of the transactions contemplated by the Stock Purchase Agreement, Arizona Diversified Equity became the principal controlling shareholder of the Company.

         In connection with the closing of the Stock Purchase Agreement, the entire board of directors and the chief executive officer and president of the Company resigned from their respective positions with the Company. The new board of directors will consist of John W. Pacheco, Gary F. Pryor, John M. Schottenstein and Michael Miola. Mr. Pacheco may be deemed to be an affiliate of Arizona Diversified Equity. Messrs. Pryor, Schottenstein and Miola may be deemed to be independent directors, for purposes of the listing rules of the American Stock Exchange and it is anticipated that they will serve as members of the Company's Audit, Compensation and Nominating and Corporate Governance Committees. It is anticipated that Mr. Miola will chair the Audit Committee and the Compensation Committee and that one of the other independent members of the board of directors will chair the Nominating and Corporate Governance Committee. Mr. Pacheco will also serve as the interim Chief Executive Officer of the Company and James T. Schnoes has been appointed as the new President of the Company. The Company has not yet entered into any compensation arrangements with any of the new directors or with Mr. Pacheco or Mr. Schnoes, in their respective capacities as interim Chief Executive Officer and President. The biographies of these people are set forth below in this Report.

         Further, in connection with the closing of the Stock Purchase Agreement, the Company entered into a Settlement and Termination Agreement (the "Termination Agreement") with CFOex, Inc. ("CFOex"), pursuant to which the Company terminated its existing management agreement with CFOex and canceled the outstanding options previously granted to CFOex to purchase up to 1,500,000 shares of the Company's common stock. In connection with the Termination Agreement and the cancellation of the stock options, the Company paid $100,000 to CFOex and has agreed to pay an additional $300,000 to CFOex within one year from the closing. The $300,000 payment may be accelerated in the event the Company or any of its subsidiaries enters into certain merger or acquisition transactions or raises at least $3,000,000 in a traditional equity private placement before the end of the one-year period. Further, the Company, the

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Cannons,  Arizona  Diversified  Equity and Mr.  Pacheco each entered into mutual releases with CFOex and the principals of CFOex, including Bruce W. Jones, Calvin R. Turner, Jr. and James T. Schnoes. Messrs. Jones and Turner also resigned as executive officers and employees of the Company. Mr. Schnoes has been appointed to serve as the President of the Company and Duane Wormington will remain as the Company's Chief Financial Officer.

         The following sets forth certain biographical information concerning the Company's new directors, Chief Executive Officer and President:

         JOHN W. PACHECO, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. Mr. Pacheco founded Diversified Equity Financial Corporation, a national investment firm specializing in the acquisition management, growth and development of operating companies and commercial real estate properties, in 1979. Mr. Pacheco has served as its President and Chief Executive Officer since its establishment. Diversified Equity Financial Corporation and its subsidiaries and affiliates have purchased, restructured, renovated and sold operating companies, multi-family apartment complexes, retail shopping centers, hotel and motel complexes and office buildings throughout the United States. Mr. Pacheco is the President and sole director of American Building Management Corporation, the managing member of Nevada Diversified Equity, LLC. Nevada Diversified Equity, LLC is the managing member of Arizona Diversified Equity, the Company's principal and controlling shareholder. Mr. Pacheco received a Juris Doctor degree from the Franklin Pierce Law Center in 1976, a Master of Arts degree in International Law and World Politics from Trinity College Graduate School of Political Science in 1973 and a Bachelor of Science degree in Business Administration from the University of Connecticut in 1972.

         JAMES T. SCHNOES, PRESIDENT. Mr. Schnoes has had a twenty-year career spanning positions in both the financial services and transportation industries. He has held several executive positions including Chief Financial Officer for Clicklogistics Inc., Chief Financial Officer for Charger Inc. and Senior Vice President, Finance/Treasurer for J.B. Hunt Transports, Inc. Mr. Schnoes earned his bachelor degree in Finance from Michigan State University and also attended the University of Chicago Business School.

         GARY F. PRYOR, DIRECTOR. Mr. Pryor is the Senior Managing Director of the Arizona office of Hunter Wise Financial Group LLC, and its wholly owned broker dealer, Hunter Wise Securities LLC, an NASD/SIPC member firm. Hunter Wise provides investment banking and corporate finance services for small to medium sized public companies and middle market privately held businesses. Mr. Pryor was a principal in a corporate finance/merchant banking firm founded by him in New York City, which assisted middle market companies with strategic planning, mergers, acquisitions and capital sourcing. During that time, Mr. Pryor served as the lead transaction specialist on numerous such projects throughout the United States, Europe and Africa and specialized in retail and institutional food and beverage capitalization and sales/exit facilitation. He is well known throughout the food industry as one of the founders of the "Home Meal Replacement" industry. Mr. Pryor started his corporate finance career with J.P. Morgan. He served as an officer in the Fixed Income Securities Department of J.P. Morgan's Commercial Bank Management Program. He received a Bachelor of Arts degree in Government from St. Lawrence University and the University of Nairobi, Kenya.


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         MICHAEL  MIOLA,  DIRECTOR.  Mr. Miola is the  co-Chairman  of Northstar
Financial Services Group, a mutual fund financial services company. He is also the Chairman of the Advisor1 Series Trust, a group of mutual funds with approximately $100 million in assets. Mr. Miola is the managing member and Chief Financial Officer of Silverleaf Partners, LLC, a brokerage company, a director and Chief Financial Officer of Imperial Rubber Holdings, Inc., a recycled rubber product importer and manufacturer, the Chief Executive Officer of Aqua Terra Systems, LLC, an agricultural polymer company and a director and Chief Financial Officer of SilverLeaf Products, Inc., a film production company. From 1983 to 2001, Mr. Miola founded and served as the Chief Executive Officer of American Data Services, a mutual fund service organization servicing over 150 mutual funds with assets in excess of $6 billion. In 1998, Mr. Miola was featured in the annual mutual fund edition of Forbes Magazine as the mutual fund organizer to watch. Mr. Miola graduated Cum Laude from Fordham University's College of Business in 1974 with a Bachelor of Science degree.

         JOHN M. SCHOTTENSTEIN, DIRECTOR. Mr. Schottenstein is experienced in the development and leasing and rehabilitation of projects and has directed the management of over 9,000,000 square feet of retail, office and industrial projects throughout the United States. Mr. Schottenstein is the President and Chief Executive Officer of NAI Horizon-AZ, a national commercial real estate services firm. Since 1994, Mr. Schottenstein has invested in various real estate investments and currently has ownership in approximately 1,500,000 square feet of office, industrial, medical and retail space. Prior to this time, Mr. Schottenstein served in various management positions for certain property management and development companies. Mr. Schottenstein received a Bachelor of Science degree in Business Administration from Ohio State University in 1978.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      EXHIBITS.

                  99.1  Stock   Purchase   Agreement  by  and  between   Arizona
         Diversified Equity, LLC, a Nevada limited liability company and Dean G. Cannon and Rose Marie Cannon, dated as of May 21, 2003.

                  99.2 Settlement and Termination Agreement by and among Cannon Express, Inc., CFOex, Inc., Arizona Diversified Equity, LLC, a Nevada limited liability company, John W. Pacheco, Bruce W. Jones, James T. Schnoes, Calvin R. Turner, Jr. and Dean and Rose Marie Cannon, dated as of May 21, 2003.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              CANNON EXPRESSS, INC.



Dated:  June 2, 2003                          By: /S/ JOHN W. PACHECO
                                                 --------------------
                                                   John W. Pacheco
                                                   Chief Executive Officer


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                                  EXHIBIT INDEX


  EXHIBIT NUMBER                                     DESCRIPTION

         99.1 Stock Purchase Agreement by and between Arizona Diversified Equity, LLC, a Nevada limited liability company and Dean G. Cannon and Rose Marie Cannon, dated as of May 21, 2003

         99.2 Settlement and Termination Agreement by and among Cannon Express, Inc., CFOex, Inc., Arizona Diversified Equity, LLC, a Nevada limited liability company, John W. Pacheco, Bruce W. Jones, James T. Schnoes, Calvin R. Turner, Jr. and Dean and Rose Marie Cannon, dated as of May 21, 2003.


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